Exhibit 10.86

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED AND SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

July 21, 2006

WARRANT TO PURCHASE SHARES OF COMMON STOCK

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EARTH BIOFUELS, INC.

For value received, EARTH BIOFUELS, INC., a Delaware corporation (the “Company”) pursuant to the 2006 Stock Option and Award Plan of the Company, hereby grants to LANCE A. BAKROW, or his registered successor or assigns (the “Holder”) the right to purchase from the Company shares of the Common Stock of the Company (the “Common Stock”), at the option of the Holder, upon surrender hereof at the principal office of the Company, with the subscription form attached hereto duly executed, and simultaneous payment therefor as hereinafter provided of the Warrant Exercise Price multiplied by the number of shares of Common Stock for which the Warrant is exercised. The number and Warrant Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

This Warrant (the “Warrant”) is duly authorized and issued by the Company. In furtherance thereof, and in consideration of the premises, covenants, promises, representations and warranties hereinafter set forth, the Company hereby agrees as follows:

1.      Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on May 31, 2011.

2.      Number of Shares and Warrant Exercise Price. The Holder shall be entitled to subscribe for and purchase from the Company 4,000,000 validly issued, fully paid and non assessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share, at a purchase price equal to the Warrant Exercise Price. The “Warrant Exercise Price” is $0.25 per share. Contemporaneously with the issuance to Holder of this Warrant, Holder has paid to the Company the amount of $l00,000, which amount shall not constitute a pre-payment of the Warrant Exercise Price.

3.      Exercise of Warrant.

3.1.       Duration and Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at anytime after the date hereof and prior to the expiration of the term of this Warrant, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly executed, at the principal office of the Company (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder), upon payment (i) in cash, by check or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company, to the Holder, or (iii) by a combination of (i) and (ii), of the Warrant Exercise Price multiplied by the number of shares of Common Stock to be purchased. Any notice of exercise of this Warrant may, at the election of the Holder, be stated to be effective upon the future effectiveness of a registration statement with respect to the Warrant Shares.

3.2.       Net Issue Election (Cashless Exercise). The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by surrender of this Warrant or such portion to the Company with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y(A-B)
A

Where	X =	the number of shares to be issued to the Holder pursuant to this Section 3.2.
	Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3.2.
	A =	the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 3.2.
	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.2.

For purposes of this Section 3.2, the “fair market value” per share of the Company’s Common Stock shall mean the last reported sale price of the Common Stock on the effective date of exercise of the net issue election, or if the last reported sale price information is not available for such day, the average of the mean of the closing bid and asked prices for such day.

3.3.       Delivery of Warrant; Fractional Shares

(a)           This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”). Not later than three business days after any Exercise Date, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the Warrant Shares. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this paragraph electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered to or as directed by the Holder by the third business day after a Exercise Date, The Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise, in which event the Company shall immediately return this Warrant. Moreover, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the third business day after the Exercise Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, 1% per business day of the fair market value of the Warrant Shares (increasing to 2% per business day after ten business days after such damages begin to accrue) for each business day until such certificates are delivered. Such liquidated damages are intended solely to compensate the Holder for the delay in issuing such certificates and in no way shall be construed to relieve the Company of its obligation to issue and deliver such certificates or in lieu of any other remedies to compel delivery of such certificates. The Company’s obligations to issue and deliver the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Warrant Shares. In the event that the Holder shall elect exercise this Warrant in whole or in any part, the Company may not refuse exercise based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining exercise of all or part of this Warrant shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the fair market value of the Warrant Shares, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Warrant Shares upon a properly noticed exercise.

Nothing herein shall limit the Holder’s right to other remedies for the Company’s failure to deliver Warrant Shares within the period specified herein, and the Holder shall have the right to pursue all remedies available to it at law or in equity including without limitation a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other provision hereof or under applicable law. In the alternative and at the Holder’s election, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the third business day after the Exercise date, and if after such third business day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (i) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (l) the aggregate number of shares of Common Stock that such the Holder anticipated receiving from the exercise at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue this Warrant in amount equal to the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have both issued had the Company timely complied with its delivery requirements hereunder.

(b)           No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares, the Company shall deliver to the Holder one whole share.

4.      Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.      Rights of Stockholders. Until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive dividends or subscription rights or the like, except as may be otherwise provided herein or in the Note and Warrant Purchase Agreement.

6.      Divisibility of Warrant; Transfer of Warrant.

(a)           Subject to the provisions of this Section 6, this Warrant may be divided into no more than ten (10) warrants of one thousand (1,000) shares or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity; provided, however, that any such transfer is in compliance with any and all applicable securities laws and is exempt from registration.

(b)           The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(c)           The Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Act. Each holder of this Warrant or Common Stock issuable hereunder will cause any proposed transferee of the Warrant and the Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.

(d)           Each certificate representing (i) this Warrant, (ii) the Common Stock and (iii) any other securities issued in respect to the Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Section 6 or unless such securities have been registered under the Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(e)           The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or Common Stock issuable upon exercise hereof) except (i) to an affiliate, (ii) pursuant to an effective registration statement under the Act, or (iii) upon the Company’s reasonable determination, upon advice of counsel to the Company, that no applicable securities laws would be violated as a result of such transfer. The Company may require an opinion of counsel acceptable to the Company to the effect that such transfer (whether by sale, encumbrance, assignment or otherwise) may be effected without registration under the Act.

7.      Registration Rights. Upon exercise of this Warrant for Common Stock, the Company shall take whatever action necessary such that the Holder shall be entitled to exercise, together with all other holders of registrable shares possessing registration rights under the Registration Rights Agreement between the parties of even date herewith the rights of registration granted under the Registration Rights Agreement to the holders of Common Stock, if any.

8.      Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the purchase rights conveyed by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all action as may be necessary or advisable to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

9.      Amendments. This Warrant may be amended only with the written consent of the Holder. No waiver of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term, condition or provision.

10.    Adjustments; Anti-Dilution. The number of Warrant Shares purchasable hereunder and the Warrant Exercise Price are subject to adjustment from time to time as follows:

(a)           Merger, Sale of Assets, Etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirely to any other person, and if, as a part of such reorganization, merger, consolidation, sale or transfer, provisions are made so that the holders of capital stock are thereafter entitled to receive shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer, the Company shall then ensure that the Holder also shall be entitled to shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer as if this Warrant had been exercised in full immediately prior to such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10. The obligations of this Section 10 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be jointly determined by the Company and the Holder. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b)           Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, intends to change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the number of Warrant Shares purchasable hereunder shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

(c)           Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Company warrants that the number of Warrant Shares purchasable hereunder shall be proportionately adjusted.

(d)           Adjustments for Dividends in Stock or Other Securities or Property.

(i)            If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, cash of the Company by way of dividend, then and in each case, the Warrant Exercise Price shall be reduced by adding the amount of cash of the Company which such holder would have received had it been the Holder of record of the security on the date such dividend was paid to the numerator used to calculate the Warrant Exercise Price as set forth in Section 2 of this Warrant;

(ii)           If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise of this Warrant on the date thereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all appropriate adjustments provided by this Section 10.

(e)           Certificate as to Adjustments; No Impairment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and the facts upon which such adjustment or readjustment is based. At any time upon written request of the Holder, the Company shall furnish to the Holder a like certificate setting forth: (a) a description of all such adjustments and readjustments; (b) the Warrant Exercise Price at the time in effect; and (c) the number of shares which at the time would be received upon the exercise of the Warrant. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or advisable to protect the rights of the Holder against impairment.

11.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)           Corporate Power and Authorization. The Company has all requisite corporate power and authority to issue this Warrant and to perform each of its obligations hereunder. All corporate action on the part of the Company, its directors and stockholders necessary or advisable for the authorization, execution, delivery and performance by the

Company of this Warrant has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)           Offering.  The offer, issuance and sale of the Warrant is, and the issuance of shares of Common Stock upon exercise of the Warrant will be, exempt from the registration requirements of the Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(c)           Binding Effect.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the shares of Common Stock issuable upon the exercise of this warrant shall survive the exercise and termination of this Warrant. All of the agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. The Company will, at the time of exercise of this Warrant whether in whole or in part, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the Holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Company to make any such acknowledgement shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

12.    Miscellaneous.

(a)           Failure to Act and Waiver. No failure or delay by the Holder to requite the performance of any term or terms of this Warrant or to exercise any right or remedy shall constitute a waiver of any such term or of any right, nor shall such delay or failure preclude the Holder from exercising any such right or remedy at any later time or times.

(b)           Consent to Jurisdiction. The Company hereby agrees and consents that any action, suit or proceeding arising out of this Warrant shall be brought exclusively in any appropriate state or federal court in the New York County, New York, at the sole election of the Holder hereof, and by the issuance and execution of this Warrant the Company irrevocably consents to the jurisdiction of each such court. Trial by jury in any action, proceeding or counterclaim with respect hereto is hereby waived.

(c)           Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OR CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

EARTH BIOFUELS, INC.

BY:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
President

EXHIBIT A

NOTICE OF EXERCISE

To:  Earth Biofuels, Inc.

(A)          The undersigned hereby elects to purchase                  shares of the Common Stock of Earth Biofuels, Inc. (“Common Stock”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

(B)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(C)           Please issue a certificate or certificates representing the purchased shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name

(D)          Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date
Name

Signature

FORM OF NET ISSUE ELECTION
(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to                      shares of Common Stock of Earth Biofuels, Inc., pursuant to the net issuance provisions set forth in this Warrant, and requests that the certificates for the number of shares of Common Stock issuable pursuant this Warrant after application of the net issuance formula to such                       shares to be issued in the name of, and delivered to                , Federal Taxpayer Identification Number                                  , whose address is                                           .

Dated

(Address)

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made and entered into as of the 21st day of July, 2006, by and between EARTH BIOFUELS, INC., a Delaware corporation having its principal place of business at 3001 Knox Street — Suit 403, Dallas, Texas 75205-7305 (the “Company”), and LANCE A. BAKROW, whose office address is 537 Steamboat Road, Greenwich, Connecticut 06830-7153 (the “Holder”).

RECITALS:

A. Contemporaneously with the execution hereof, the Holder is purchasing from the Company (i) a warrant to purchase 4,000,000 (subject to adjustment) shares of the Company’s common stock, $0.001 par value (the “Common Stock”) as therein provided (the shares of Common Stock issuable upon exercise of the said warrant are hereinafter referred to as the “Shares”).

B. The Holder has requested, and the Company has agreed, as a condition to the Holder’s obligation to acquire the said warrant, to register the Shares under the Securities Act, upon the terms, and subject to the conditions, hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt and adequacy of which are hereby acknowledge, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Demand Registration. The Company agrees that the Company will, not later than sixty (60) days following the date on which it receives a request therefor by the Holder, file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) relating to the Shares. Such Registration Statement may, at the election of the Holder, be in connection with an underwritten public offering of the Shares and in appropriate form therefor. The company shall use its best efforts to cause such Registration Statement promptly to become effective under the Securities Act and to qualify the same under the blue sky laws of such states as maybe requested. Provided that such registration enables the Holder to dispose of substantially all of the Shares, the company shall be obligated to effect registration and qualification pursuant to a request of the Holder no more than once; in the event that such registration does not enable the Holder to dispose of substantially all of the Shares, the Company shall cause Earth to effectuate not less than one additional such registration upon like request by the Holder.

2. Incidental Registration. If at any time the Company proposes to register any equity securities under the Securities Act for its own account or for the account of any of its stock-holders, the Company shall, each such time, give the Purchaser not less than twenty (20) days’ written notice of such proposed registration. Upon the written request of the Holder, given within twenty (20) days after receipt of any such notice from the Company, the Company shall cause to be included in such registration all of the Shares the Holder requests be registered in such registration. There shall be no restriction with respect to the number of times the Holder may request such incidental registration.

3. Expenses. All of its costs and expenses of the registration and qualifications pursuant to this Agreement shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, one counsel for the Holder and all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the blue sky laws of various jurisdictions. The Company shall not, however, pay any underwriting discount or commissions to the extent related to the sale of Shares sold in any registration and qualification.

4. Procedures.

(a) The Company will keep the Holder advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise the Holder, upon request, of the progress of such proceedings.

(b) The Company will keep the registration and qualifications under this Agreement effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate until such time, if any as the Shares shall have been sold. The Company’s obligations under this Section 4(b) shall include, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the Registration Statement current and the further qualification under any applicable blue sky or other state securities laws to permit such sale or distribution, all as requested by the Holder. The Company will immediately notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(c) Without limiting any other provision hereof, in connection with any registration of Shares under this Agreement, the Company will use its best efforts to comply with the securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all applicable rules and regulations of the Commission.

(d) In connection with any registration of Shares under this Agreement, the Company will provide, if appropriate, a transfer agent and registrar for the Shares not later than the effective date of such Registration Statement.

(e) In connection with any registration of Shares under this Agreement, the Company will, if requested by the underwriters for any Shares included in such registration, enter into

2

an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution.

5. Indemnification. The Company will indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) to which the Holder or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement under which the Holder’s Shares were registered under the Securities Act pursuant to this Agreement, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto or (B) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws applicable to the Company, (ii) the omission or alleged omission to state in any item referred to in the preceding clause (i) a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by the Holder expressly for use therein (with respect to which information the Holder shall so indemnify and hold harmless the Company, any underwriter for the Company end each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act).

6. Notices. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, or by overnight courier service providing for proof of delivery, addressed, if to the Company, at the Company’s address first above written, with a copy to Roger A. Crabb, Esq., Scheef & Stone, L.L.P., 5956 Sherry Lane — Suite 1400, Dallas, Texas 75225-8031; or if to the Holder, at the Holder’s address first above written, with a copy in like manner to Hillary B. Miller, Esq. 112 Parsonage Road, Greenwich, Connecticut 06830-3942. Either party may change its address by like notice to the other party.

7. Governing Law: Forum. This Agreement shall be construed end enforced in accordance with the substantive laws of the State of New York without regard to conflict of law principles. Each party hereby consents and submits to the exclusive personal and subject matter jurisdiction of the state and federal courts located in New York County, New York for

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purposes of stay action or proceeding related to this Agreement Trial by jury in any action arising, proceeding or counterclaim arising hereunder is hereby waived.

8. Binding Effect; Assignment: Third Party Beneficiaries. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and assigns. No person (including, without limitation, any employee of a party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

9. Miscellaneous. This Agreement constitutes the entire contract between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous contracts, commitments, representations, warranties and understandings (whether oral or written) by, between or among the parties with respect to the subject matter hereof. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and has been approved by all of the parties hereto. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered by such party or on behalf of such party by an officer of, or attorney-in-fact for, such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect, to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

10. Remedies. The rights, powers and remedies of the parties set forth herein for a breach of or default under this Agreement are cumulative and in addition to, and not in lieu of, any rights or remedies that any party may otherwise have under this Agreement, at law or in equity. The parties acknowledge that the Shares are unique, and that any violation of this

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Agreement cannot be compensated for by damages alone. Accordingly, in addition to all of the other remedies which may be available hereunder or under applicable law, any party shall have the right to any equitable relief which may be appropriate to remedy a breach or threatened breach by any other party hereunder, including, without limitation, the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof, and any party shall have the right to seek recovery of and be awarded attorneys’ fees and expenses in any proceeding with respect to this Agreement as reasonably determined by the court in which such proceeding is brought.

11. Headings; Counterparts. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. A photocopy or electronic facsimile of this Agreement or any signature hereon shall be valid as an original.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

EARTH BIOFUELS, INC.

By:	/s/ Dennis G. McLaughlin, III
	Dennis G. McLaughlin, III	Lance A. Bakrow
Its President

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CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), made and entered into this 21st day of July, 2006, by and between EARTH BIOFUELS, INC., a Delaware corporation having its principal place of business at 3001 Knox Street — Suite 403, Dallas, Texas 75205-7305 (the “Company”), and LANCE A. BAKROW, whose office address is 537 Steamboat Road, Greenwich, Connecticut 06830-7153 (“Consultant”),

W i t n e s s e t h :

WHEREAS, Consultant desires to provide professional services to the Company in connection with its business strategy and operations, and the Company desires to engage Consultant to perform such services.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

Article I — SERVICES

Section 1.01 — Appointment of Consultant. Subject to the terms and conditions of this Agreement, the Company hereby hires and employs Consultant as a non-exclusive provider of professional services with respect to the Company’s business strategy and operations, and Consultant hereby accepts such employment. Consultant shall devote so much of his occupational time and efforts to the business of the Company as Consultant shall determine in his sole discretion.

Section 1.02 — Non-Exclusivity. Nothing in this Agreement shall preclude the Company from engaging other consultants to perform similar services, nor shall it preclude Consultant from performing similar services for others. Consultant may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as a consultant or investor in other businesses with activities similar to those of the Company. The Company shall not have any rights in or to such ventures or opportunities or the income or profits therefrom.

Section 1.03 — Indemnification. Consultant shall be entitled to indemnity from the Company for any liability incurred and/or for any act performed by him within the scope of his engagement under this Agreement, and/or for any act omitted to be performed, except for his gross negligence or willful misconduct, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by Consultant in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of his duties shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Consultant to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that Consultant is not entitled to be indemnified as authorized herein. Consultant’s duty of care in the discharge of

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his duties to the Company is limited to refraining from engaging in grossly negligent conduct, intentional misconduct, or a knowing violation of law.

Section 1.04 — Independent Contractors.  The relationship between the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (a) give either party the power to direct or control the day-to-day activities of the other; (b) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking; or (c) allow Consultant to create or assume any obligation on behalf of the Company for any purpose whatsoever.

Article II — PAYMENT

Section 2.01 — Compensation.  In consideration of Consultant’s professional services under this Agreement, the Company shall pay Consultant a professional services fee at the rate of $1 per year.

Section 2.02 — Reimbursement of Expenses. The Company will reimburse Consultant for all reasonable, ordinary and necessary travel, subsistence and lodging expenses incurred by Consultant in carrying out his duties under this Agreement. Consultant shall present the Company from time to time with an itemized statement of such expenses in such form as the Company may request.

Section 2.03 — Terms of Payment.  Payment of the fees and expenses set forth in this Article shall be due and payable to Consultant by the Company not later than thirty (30) days following receipt by the Company of Consultant’s invoice therefor.

Article III — TERM AND TERMINATION

Section 3.01 — Term. This Agreement shall last for five (5) years from the date hereof. No compensation of any kind shall be payable to the Company or Consultant upon the expiration of this Agreement except as specifically provided herein.

Section 3.02 — Termination. Should either party fail to comply with the material terms and conditions of this Agreement the other party may terminate this Agreement upon thirty (30) days written notice of the failure, provided that the failure to comply is not cured within that period. This Agreement shall also terminate upon the bankruptcy or insolvency of either party.  The rights and remedies provided in this Section shall be in addition to any other rights and remedies available at law, in equity, or provided by this Agreement.

Article IV — GENERAL

Section 4.01 — No Insider Information. The Company shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide Consultant with any material, nonpublic information regarding the Company or any of its subsidiaries without the express written consent of Consultant. In the event of a breach of the foregoing covenant by the Company, and provided that the Company shall have failed (following proper written request therefor) to make an appropriate public disclosure consistent with the requirements of Regulation FD, Consultant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such

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material, nonpublic information without the prior approval by the Company. Consultant shall not have any liability to the Company for any such disclosure.

Section 4.02 — Notices.  Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, or by overnight courier service providing for proof of delivery, addressed, if to the Company, at the Company’s address first above written, with a copy to Roger A. Crabb, Esq., Scheef & Stone, L.L.P., 5956 Sherry Lane — Suite 1400, Dallas, Texas 75225-8031; or if to Consultant, at Consultant’s address first above written, with a copy in like manner to Hilary B. Miller, Esq., 112 Parsonage Road, Greenwich, Connecticut 06830-3942. Either party may change its address by like notice to the other party..

Section 4.03 — Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflict of laws principles.  The sole forums for resolving disputes arising under or relating to this Agreement shall be the State and Federal Courts located in of the State of New York, and the parties hereby consent and submit to the exclusive jurisdiction of such courts and agree that venue shall be in New York County, New York. Trial by jury in any action, proceeding or counterclaim arising hereunder or related hereto is hereby waived.

Section 4.04 — Assignment.  Except as otherwise provided herein, this Agreement together with all exhibits or modification now and hereafter made a part hereof shall be binding on the respective parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.  Consultant shall not have the right to assign or delegate this Agreement or any of Consultant’s rights or obligations hereunder to any third party, without the Company’s prior written consent in each instance, which consent the Company may withhold at its sole discretion.

Section 4.05 — Titles and Headings.  Titles and headings of sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 4.06 — Waiver and Invalidity.  No waiver of any breach of this Agreement shall be effective unless made in writing.  If any term or provision of this Agreement is found to be invalid or unenforceable under any applicable statute or rule of law, then that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted.  Without limiting the foregoing, in the event any remedy hereunder is determined to have failed of its essential purpose, the parties intend that all limitations of liability and remedies and all exclusions of damages provided for in this agreement shall remain in full force and effect.

Section 4.07 — Force Majeure.  Neither party shall be liable for failure or delay in performance of any obligation under this Agreement, except the making of payments hereunder, if such failure or delay is caused by circumstances beyond the control of the party

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concerned, including, without limitations, failures resulting from fires, accidents, labor stoppages, war, inability to secure materials or labor, government acts or acts of God.

Section 4.08 — Entire Agreement.  This Agreement constitutes the exclusive statement of the agreement between the parties concerning the subject matter hereof.  No addition to or modification of any provisions of this Agreement shall be binding unless made in writing and signed by duly authorized representatives of the parties.

Section 4.09 — Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. An electronic facsimile or photocopy of this Agreement or any signature hereon shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

EARTH BIOFUELS, INC.		CONSULTANT:

By:	/s/ Dennis G. McLaughlin
Dennis G. McLaughlin, III		LANCE A. BAKROW
Chairman and Chief Executive Officer

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EARTH BIOFUELS, INC.

3001 Knox Street — Suite 403

Dallas, Texas 75205-7305

July 21, 2006

Mr. Lance A. Bakrow

537 Steamboat Road

Greenwich, Connecticut 06830-7153

Re: Warrant

Dear Mr. Bakrow:

This letter confirms that a warrant to purchase 4,000,000 shares of our common stock is being issued to you today solely in consideration of your payment to us of the purchase price therefor of $100,000. You are not required to render any past, present or future services to us to be entitled to such warrant, nor have we received anything of value in return for issuance of the warrant other than the purchase price. You have advised us that you are treating this purchase as resulting in no compensation to you, and we have agreed to report and treat it consistently for all tax purposes. Insofar as no compensatory element is intended with respect to such warrant, no Form 1099 or similar return will be filed regarding this issuance, nor will any report be made in any other form to any taxing authority with respect to this issuance.

Very truly yours,

EARTH BIOFUELS, INC.

/s/ Dennis G. McLaughlin, III
By: Dennis G. McLaughlin, III
Its Chairman and Chief Executive Officer